Exhibit 99.1
Freshpet, Inc. Reports Second Quarter 2025 Financial Results

Delivers Category Leading Growth
Drives Operational Efficiencies that Deliver Margin Expansion and Reduce Capital Requirements
Updates Outlook for 2025 and 2027
Bedminster, N.J. – August 4, 2025 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its second quarter and six months ended June 30, 2025.
Second Quarter 2025 Financial Highlights Compared to Prior Year Period
•Net sales of $264.7 million, an increase of 12.5%.
•Net income of $16.4 million, compared to the prior year period net loss of $1.7 million.
•Gross margin of 40.9%, compared to the prior year period of 39.9%.
•Adjusted Gross Margin of 46.9%, compared to the prior year period of 45.9%.1
•Adjusted EBITDA of $44.4 million, compared to the prior year period of $35.1 million.1

"Against a more challenging consumer sentiment backdrop, we continue to significantly outperform the dog food category - delivering both category leading sales growth and strong improvements in operations," commented Billy Cyr, Freshpet’s Chief Executive Officer. “As a nimble growth company that is adapting to an economically constrained consumer, we are intensely focused on what we can control. That includes accelerating our advertising and distribution programs, reducing our capital expenditures, and strengthening our operations. On the other hand, we will be pragmatic about what we can't control, so we are revising our current year's net sales target and removing our long-term net sales target to match the environment we are facing today. We still believe we will deliver outsized growth for a long period of time, but we need to plan for the current economic realities. In total, we believe the actions we are taking position us well to create significant shareholder value and fulfill our mission to elevate the way we feed our pets with fresh food that nourishes all."
Second Quarter 2025
Net sales increased 12.5% to $264.7 million for the second quarter of 2025 compared to $235.3 million in the prior year period. The increase in net sales was primarily driven by volume gains of 10.8% and favorable price/mix of 1.7%.
Gross profit was $108.2 million, or 40.9% as a percentage of net sales, for the second quarter of 2025, compared to $94.0 million, or 39.9% as a percentage of net sales, in the prior year period. The increase in reported gross profit as a percentage of net sales was primarily due to lower input costs and reduced quality costs, partially offset by reduced leverage on plant expenses. For the second quarter of 2025, Adjusted Gross Profit was $124.0 million, or 46.9% as a percentage of net sales, compared to $108.0 million, or 45.9% as a percentage of net sales, in the prior year period.1
Selling, general and administrative expenses (“SG&A”) were $90.4 million for the second quarter of 2025 compared to $95.7 million in the prior year period. SG&A as a percentage of net sales decreased by 660 basis points to 34.1% for the second quarter of 2025 compared to 40.7% in the prior year period, primarily due to decreased share-based compensation and variable compensation accrual, partially offset by increased media spend as a percentage of net sales. Adjusted SG&A for the second quarter of 2025 was $79.6 million, or 30.1% as a percentage of net sales, compared to $72.9 million, or 31.0% as a percentage of net sales, in the prior year period.1
Net income was $16.4 million for the second quarter of 2025 compared to net loss of $1.7 million in the prior year period. The increase in net income was due to contribution from higher sales, improved gross profit as a percentage of net sales and decreased SG&A expenses.
Adjusted EBITDA was $44.4 million for the second quarter of 2025 compared to $35.1 million in the prior year period.1 The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit, partially offset by higher Adjusted SG&A.

First Six Months of 2025
Net sales increased 15.0% to $527.9 million for the first six months of 2025 compared to $459.1 million in the prior year period. The increase in net sales was primarily driven by volume gains of 12.8% and favorable price/mix of 2.2%.
Gross profit was $212.0 million, or 40.2% as a percentage of net sales, for the first six months of 2025, compared to $182.1 million, or 39.7% as a percentage of net sales, in the prior year period. The increase in reported gross profit as a percentage of net sales was primarily due to lower input costs and reduced quality costs, partially offset by reduced leverage on plant expenses. For the first six months of 2025, Adjusted Gross Profit was $244.3 million, or 46.3% as a percentage of net sales, compared to $209.5 million, or 45.6% as a percentage of net sales, in the prior year period.1
SG&A were $205.7 million for the first six months of 2025 compared to $175.4 million in the prior year period. SG&A as a percentage of net sales increased by 80 basis points to 39.0% for the first six months of 2025 compared to 38.2% in the prior year period, primarily due to increased media spend as a percentage of net sales and higher non-recurring charges in the first quarter of 2025, partially offset by decreased share-based compensation and variable compensation accrual. Adjusted SG&A for the first six months of 2025 was $164.3 million, or 31.1% as a percentage of net sales, compared to $143.8 million, or 31.3% as a percentage of net sales, in the prior year period.1
Net income was $3.7 million for the first six months of 2025 compared to net income of $16.9 million in the prior year period. The decrease in net income was due to increased SG&A expenses, including increased media spend of $18.8 million and $16.9 million of non-recurring charges in the first quarter of 2025 compared to a $9.9 million gain on equity investment in the prior year period, which were partially offset by contributions from higher sales and improved gross profit as a percentage of net sales.
Adjusted EBITDA was $79.9 million for the first six months of 2025 compared to $65.7 million in the prior year period.1 The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit, partially offset by higher Adjusted SG&A.
Balance Sheet
As of June 30, 2025, the Company had cash and cash equivalents of $243.7 million with $396.2 million of debt outstanding, net of $6.3 million of unamortized debt issuance costs. For the six months ended June 30, 2025, cash from operations was $38.7 million, a decrease of $9.1 million compared to the prior year period driven largely by the higher variable incentive compensation payment in the first quarter of 2025.
The Company will utilize its balance sheet to support its ongoing capital needs in connection with its long-term capacity plan.
Outlook
For full year 2025, the Company is updating its guidance and now expects the following:
•Net sales increase of 13% to 16% from 2024, compared to an increase of 15% to 18% in the previous guidance;
•Adjusted EBITDA in the range of $190 million to $210 million, unchanged; and
•Capital expenditures of ~$175 million, compared to ~$225 million in the previous guidance.

The Company is also updating its long-term guidance. For full year 2027, the Company is removing the $1.8 billion net sales target to adjust for the recent slower growth; however, the Company expects to continue to deliver growth significantly in excess of the dog food category. The Company is reiterating its Adjusted Gross Margin target of 48% and Adjusted EBITDA Margin target of 22% for full year 2027.

1.Adjusted Gross Margin, Adjusted Gross Profit, Adjusted SG&A and Adjusted EBITDA are non-GAAP financial measures. See "Non-GAAP Measures" for how the Company defines these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

The Company does not provide guidance for net income (loss), the U.S. GAAP measure most directly comparable to Adjusted EBITDA, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income (loss) metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income (loss) and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company's control and may vary greatly between periods and could significantly impact future results.
Conference Call & Earnings Presentation Webcast Information
As previously announced, today, August 4, 2025, the Company will host a conference call beginning at 8:00 a.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263; the passcode is 13754861.
About Freshpet
Freshpet's mission is to elevate the way we feed our pets with fresh food that nourishes all. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.
Our foods are available in select grocery, mass, digital, pet specialty, and club retailers across the United States, Canada and Europe, as well as online in the U.S. From the care we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:
https://www.facebook.com/Freshpet
https://x.com/Freshpet
http://instagram.com/Freshpet
http://pinterest.com/Freshpet
https://www.tiktok.com/@Freshpet
https://www.youtube.com/user/freshpet400
Forward Looking Statements
Certain statements in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations and assumptions. These include statements our focus on accelerating our advertising and distribution programs, reducing our capital expenditures, and strengthening our operations, our expectation to grow significantly in excess of the dog food category, updated guidance on 2025 net sales and capital expenditures and our long-term net sales target. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements including difficulties in launching our new technology, a change in economic uncertainty, changes in rates of pet acquisition, the launch of new competitive products, impact of tariffs, difficulties in construction of manufacturing facilities, and most prominently, the risks discussed under the heading "Risk Factors" in the Company's latest annual report on Form 10-K and quarterly reports on Form 10-Q filled with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this presentation. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures
Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the U.S. GAAP reported measures, should not be considered replacements for, or superior to, the U.S. GAAP measures and may not be comparable to similarly named measures used by other companies.
•Adjusted Gross Profit
•Adjusted Gross Profit as a percentage of net sales (Adjusted Gross Margin)
•Adjusted SG&A Expenses
•Adjusted SG&A Expenses as a percentage of net sales
•EBITDA
•Adjusted EBITDA
•Adjusted EBITDA as a percentage of net sales (Adjusted EBITDA Margin)
Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, non-cash share-based compensation and loss on disposal of manufacturing equipment.
Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, loss on disposal of equipment, distributor transition costs, legal obligation and international business changes.
EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense net of interest income, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA less gain on equity investment, plus non-cash share-based compensation expense, loss on disposal of property, plant and equipment, distributor transition costs, legal obligation, and international business changes.
Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable U.S. GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable U.S. GAAP measures or any other figure calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance.
Investor Contact:
Rachel Ulsh
Rulsh@freshpet.com
Media Contact:
Press@freshpet.com

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share data)

	June 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$243,684	$268,633
Accounts receivable, net of allowance for doubtful accounts	60,375	68,419
Inventories, net	90,583	80,794
Prepaid expenses	10,702	16,026
Other current assets	3,833	3,126
Total Current Assets	409,177	436,998
Property, plant and equipment, net	1,101,367	1,065,869
Deposits on equipment	450	1,047
Operating lease right of use assets	67,505	3,366
Long term investment in equity securities	33,446	33,446
Other assets	35,549	34,152
Total Assets	$1,647,494	$1,574,878
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$42,817	$39,164
Accrued expenses	37,872	56,263
Current operating lease liabilities	2,074	1,322
Current finance lease liabilities	2,218	2,120
Total Current Liabilities	$84,981	$98,869
Convertible senior notes	396,237	395,163
Long term operating lease liabilities	65,655	2,213
Long term finance lease liabilities	28,967	23,273
Total Liabilities	$575,840	$519,518
Commitments and contingencies	—	—
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 48,792 issued and 48,778 outstanding on June 30, 2025, and 48,716 issued and 48,702 outstanding on December 31, 2024	49	49
Additional paid-in capital	1,350,344	1,338,160
Accumulated deficit	(278,147)	(281,806)
Accumulated other comprehensive loss	(336)	(787)
Treasury stock, at cost — 14 shares on June 30, 2025 and on December 31, 2024	(256)	(256)
Total Stockholders' Equity	1,071,654	1,055,360
Total Liabilities and Stockholders' Equity	$1,647,494	$1,574,878

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
NET SALES	$264,689	$235,253	$527,938	$459,102
COST OF GOODS SOLD	156,499	141,301	315,960	276,992
GROSS PROFIT	108,190	93,952	211,978	182,110
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	90,386	95,702	205,671	175,396
INCOME (LOSS) FROM OPERATIONS	17,804	(1,750)	6,307	6,714
OTHER (EXPENSES) INCOME:
Interest and Other Income, net	2,199	2,861	4,592	6,195
Interest Expense	(3,749)	(2,751)	(7,208)	(5,811)
Gain on Equity Investment	—	—	—	9,918
	(1,550)	110	(2,616)	10,302
INCOME (LOSS) BEFORE INCOME TAXES	16,254	(1,640)	3,691	17,016
INCOME TAX (BENEFIT) EXPENSE	(102)	54	32	108
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$16,356	$(1,694)	$3,659	$16,908
OTHER COMPREHENSIVE INCOME (LOSS):
Change in foreign currency translation	$240	$(79)	$451	$(197)
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	240	(79)	451	(197)
TOTAL COMPREHENSIVE INCOME (LOSS)	$16,596	$(1,773)	$4,110	$16,711
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.34	$(0.03)	$0.08	$0.35
-DILUTED	$0.33	$(0.03)	$0.07	$0.34
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
-BASIC	48,778	48,461	48,755	48,400
-DILUTED	50,198	48,461	50,256	50,154

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

	For the Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,659	$16,908
Adjustments to reconcile net income to net cash flows provided by operating activities:
Provision for loss on accounts receivable	11,452	13
Loss on disposal of property, plant and equipment	1,229	286
Share-based compensation	15,037	25,755
Inventory obsolescence	—	699
Depreciation and amortization	42,436	33,324
Amortization of deferred financing costs	1,074	1,035
Change in operating lease right of use asset	727	766
Gain on equity investment	—	(9,918)
Changes in operating assets and liabilities:
Accounts receivable	(3,208)	(11,407)
Inventories	(9,400)	(8,685)
Prepaid expenses and other current assets	(3,913)	(3,968)
Other assets	(3,060)	(1,240)
Accounts payable	2,291	(981)
Accrued expenses	(18,958)	6,069
Operating lease liability	(673)	(837)
Net cash flows provided by operating activities	38,693	47,819
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property, plant and equipment, software and deposits on equipment	(59,932)	(94,795)
Net cash flows used in investing activities	(59,932)	(94,795)
CASH FLOWS FROM FINANCING ACTIVITIES:
Tax withholdings related to net shares settlements of restricted stock units	(2,860)	(1,440)
Principal payments under finance lease obligations	(1,037)	(952)
Proceeds from exercise of options to purchase common stock	187	4,196
Net cash flows (used in) provided by financing activities	(3,710)	1,804
NET CHANGE IN CASH AND CASH EQUIVALENTS	(24,949)	(45,172)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	268,633	296,871
CASH AND CASH EQUIVALENTS, END OF PERIOD	$243,684	$251,699

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
	(Dollars in thousands)
Gross profit	$108,190	$93,952	$211,978	$182,110
Depreciation expense	13,729	11,827	28,909	22,502
Non-cash share-based compensation	1,831	2,220	3,114	4,841
Loss on disposal of manufacturing equipment	260	32	255	53
Adjusted Gross Profit	$124,010	$108,031	$244,256	$209,506
Adjusted Gross Profit as a % of Net Sales	46.9%	45.9%	46.3%	45.6%

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
	(Dollars in thousands)
SG&A expenses	$90,386	$95,702	$205,671	$175,396
Depreciation and amortization expense	6,167	5,385	12,104	10,455
Non-cash share-based compensation (a)	4,390	17,313	11,923	20,913
Loss on disposal of equipment	225	104	391	233
Distributor transition costs (b)	—	—	10,680	—
Legal obligation (c)	—	—	4,987	—
International business charges (d)	—	—	1,273	—
Adjusted SG&A Expenses	$79,604	$72,900	$164,313	$143,795
Adjusted SG&A Expenses as a % of Net Sales	30.1%	31.0%	31.1%	31.3%
(a)Includes true-ups to share-based compensation expense. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel.
(c)Represents an accrual for legal obligations related to the ongoing litigation with Phillips.
(d)Represents termination costs due to a business change in our international go-to-market strategy.

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
	(Dollars in thousands)
Net income (loss)	$16,356	$(1,694)	$3,659	$16,908
Depreciation and amortization	19,896	17,212	41,013	32,957
Interest expense, net of interest income	1,546	(110)	2,610	(384)
Income tax (benefit) expense	(102)	54	32	108
EBITDA	37,696	15,462	47,314	49,589
Non-cash share-based compensation (a)	6,221	19,533	15,037	25,755
Loss on disposal of property, plant and equipment	485	136	646	286
Distributor transition costs (b)	—	—	10,680	—
Legal obligation (c)	—	—	4,987	—
International business charges (d)	—	—	1,273	—
Gain on equity investment	—	—	—	(9,918)
Adjusted EBITDA	$44,402	$35,131	$79,937	$65,712
Adjusted EBITDA as a % of Net Sales	16.8%	14.9%	15.1%	14.3%
(a)Includes true-ups to share-based compensation expense. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel.
(c)Represents an accrual for legal obligations related to the ongoing litigation with Phillips.
(d)Represents termination costs due to a business change in our international go-to-market strategy.